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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 21, 2002

                           EOTT ENERGY PARTNERS, L.P.
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                        1-12872               76-0424520
(State or Other Jurisdiction     (Commission File Number)     (IRS Employer
      of Incorporation)                                      Identification No.)


                       2000 West Sam Houston Parkway South
                                    Suite 400
                              Houston, Texas 77042
              (Address of Principal Executive Offices and Zip Code)

                                 (713) 993-5200
              (Registrant's telephone number, including area code)




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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         On October 21, 2002, EOTT Energy Corp. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas Corpus Christi Division (the "Bankruptcy Court"). EOTT Energy Corp., a wholly owned subsidiary of Enron Corp., is the general partner of EOTT Energy Partners, L.P. ("EOTT"). EOTT Energy Corp.'s petition was styled as In re: EOTT Energy Corp., Debtor in Possession. The case will be jointly administered with EOTT and its subsidiaries' bankruptcy case. EOTT Energy Corp., EOTT and its subsidiaries will be operated as debtors-in-possession under the Bankruptcy Code. A copy of the press release issued by EOTT on October 21, 2002 to report the Chapter 11 filing is attached as an exhibit hereto.

ITEM 5. OTHER EVENTS.

            On October 24, 2002, EOTT issued a press release, a copy of which is attached hereto as Exhibit 99.2, concerning the Bankruptcy Court's approval of EOTT's Debtor-in-Possession (DIP) financing, and approval of the consolidation of EOTT Energy Corp.'s case with EOTT and its subsidiaries' bankruptcy case.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

         The following exhibits are filed herewith:

         99.1   EOTT Energy Partners, L.P. press release dated October 21, 2002
         99.2   EOTT Energy Partners, L.P. press release dated October 24, 2002



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          EOTT ENERGY PARTNERS, L.P.
                                          (A Delaware limited partnership)
                                          (REGISTRANT)
Date:  October 25, 2002          By:  EOTT ENERGY CORP., as General Partner

                                          By:     /s/ Lori Maddox
                                             -----------------------------------
                                          Name:   Lori Maddox
                                          Title:  Vice President and Controller
                                                  (Principal Accounting Officer)





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                                INDEX TO EXHIBITS

Exhibit No.     Exhibit Description
-----------     -------------------
99.1            EOTT Energy Partners, L.P. press release dated October 21, 2002

99.2            EOTT Energy Partners, L.P. press release dated October 24, 2002